SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 1999

                         THE SOUTHERN BANC COMPANY, INC.
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             (Exact name of Registrant as specified in its charter)

           Delaware                   1-13964              63-1146351
           --------                   -------              ----------
(State or Other Jurisdiction        (Commission         (I.R.S. Employer
       of Incorporation)            File Number)       Identification No.)

                 221 S. 6th Street, Gadsden, Alabama 35901-4102
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                    (Address of principal executive offices)

                                 (256) 543-3860
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               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)

Item 5.  Other Events.

         On July 15, 1999, the Board of Directors of The Southern Banc Company, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $ .01 per share (the "Common Shares"), of the Company. The dividend is payable on August 2, 1999 to the stockholders of record on August 2, 1999 (the "Record Date").

         The Rights become exercisable on the first date after the Distribution Date (as defined below), and not before. Upon the Distribution Date, each Right will initially entitle the registered holder to purchase from the Company one one-hundredth of a Common Share at a price of $30.00 (the "Purchase Price"), subject to adjustment. In addition, under certain events described below, the Rights will entitle the holder to purchase Common Shares of the Company or securities of an acquiring company at a 50% discount. The complete terms of the Rights are set forth in a Rights Agreement, as may be amended from time to time (the "Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent (the "Rights Agent").

         Until the Distribution Date: (i) the Rights will be evidenced by the outstanding certificates for Common Shares and will be transferred with and only with the Common Share certificates and no separate Right Certificates will be distributed; (ii) new certificates for Common Shares issued after the close of business on August 2, 1999 will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. The Rights will not be exercisable until the Distribution Date and will expire on July 15, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         Unless previously redeemed, the Rights will separate from the Common Shares and a Distribution Date will be deemed to occur at the earlier of: (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares; (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group beneficially owning 15% or more of such outstanding Common Shares; or
(iii) 10 business days after the Board of Directors of the Company declares any person to be an Adverse Person, upon a determination by the Board of Directors that such person, alone or together with its affiliates and associates, has become the beneficial owner of a number of Common Shares that is substantial (which amount shall in no event be less than 10% of the Common Shares then outstanding) and that (a) such person's ownership is intended to cause the Company to repurchase the Common Shares owned by such person or to take other action to provide such person with short-term financial gain where the best long-term interests of the Company and its stockholders would not be served by taking such action at that time or (b) such person's ownership may cause a material adverse impact (including by jeopardizing the Company's authorizations from, or relationships with, federal or state regulators, or impairment of the Company's relationships with customers or its ability to maintain its financial or competitive position) on the business or prospects of the Company to the detriment of the Company's stockholders.

         Following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate
Right  Certificates  alone  will  evidence  the  Rights.   Except  as
otherwise determined by the Board of Directors, only Common Shares issued prior to the earlier of the Distribution Date or the Expiration Date will be issued with Rights.

         Subject to the right of the Board of Directors to redeem or exchange the Rights (as described below), in the event that (i) the Board of Directors determines that a 10% or greater stockholder is an Adverse Person, or (ii) a person or group of affiliated or associated persons becomes an Acquiring Person (except pursuant to an offer for all outstanding Common Shares that the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders - a "Fair Offer"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive, upon exercise, that number of Common Shares having a market value of two times the Purchase Price of the Right.

         In the event that, after any person or group becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Common Shares are changed into or exchanged for stock or other securities of any other person, cash or any other property (other than a merger that follows, and is at the same price as, a Fair Offer), or (ii) 50% or more of the Company's consolidated assets or earning power are sold or transferred, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will thereupon become void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person or is determined to be an Adverse Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, for shares of Common Stock at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to the close of business on the tenth business day after the public announcement that a person or group has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per right (the "Redemption Price"), which may be paid in cash or with shares of Common Stock or other consideration deemed appropriate by the Board of Directors of the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the issuance of certain rights, options or warrants to subscribe for or purchase Common

Shares at a price, or securities convertible into Common Shares, with a conversion price less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a Common Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the Distribution Date. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors.

         The Rights Agreement, including the Form of Right Certificate attached as Exhibit A thereto, and the Summary of Rights to Purchase Common Shares attached as Exhibit B thereto, together with a letter to the Company's stockholders, dated August 2, 1999, explaining the Rights, and a Press Release, dated July 15, 1999, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

   (a) - (b) Not applicable.

         (c) 4.1 Rights Agreement, dated as of July 15, 1999, between The Southern Banc Company, Inc. and Registrar and Transfer Company, as Rights Agent, including the Form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

            20.1 Letter to The Southern Banc Company, Inc. Stockholders, dated August 2, 1999

            99.1  Press release dated July 15, 1999

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                             THE SOUTHERN BANC COMPANY, INC.

Date:   August 2, 1999       By:  /s/ James B. Little, Jr.
                                  ----------------------------------------------
                                  James B. Little, Jr.
                                  Chairman  of the  Board,  President  and Chief
                                  Executive Officer

                                  EXHIBIT INDEX

 4.1 Rights Agreement, dated as of July 15, 1999, between The Southern Banc Company, Inc. and Registrar and Transfer Company, as Rights Agent, including the Form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

20.1   Letter  to  The Southern Banc Company, Inc. Stockholders, dated August 2,
       1999

99.1   Press release dated July 15, 1999